    As filed with the Securities and Exchange Commission on August 22, 2001

                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                             THE SECURITIES OF 1933


                        ALLIANCE DATA SYSTEMS CORPORATION
                 -----------------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      31-1429215
----------------------------------             -------------------------------
  (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                    Identification No.)

                             17655 Waterview Parkway
                               Dallas, Texas 75252
                    ----------------------------------------
                    (Address of principal executive offices)

                      Alliance Data Systems Corporation and
                 its Subsidiaries Employee Stock Purchase Plan
           Amended and Restated Alliance Data Systems Corporation and
            its Subsidiaries Stock Option and Restricted Stock Plan
    ------------------------------------------------------------------------
                            (Full title of the plans)

                                J. Michael Parks
          Chairman of the Board, Chief Executive Officer and President
                        Alliance Data Systems Corporation
                             17655 Waterview Parkway
                               Dallas, Texas 75252
                    ----------------------------------------
                     (Name and address of agent for service)

                                 (972) 348-5100
        ----------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Richard J. Busis, Esquire
                                 Cozen O'Connor
                               1900 Market Street
                             Philadelphia, PA 19103
                                 (215) 665-2000

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                           Proposed           Proposed
                                                           Maximum            Maximum               Amount Of
Title Of Securities                   Amount To Be         Offering Price     Aggregate             Registration
To Be Registered                      Registered(1)(2)     Per Share(1)       Offering Price(1)     Fee(1)
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per
share, under the Employee Stock
Purchase Plan......................   1,500,000            $15.83             $ 23,745,000           $ 5,936.25
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per
share under the Amended and
Restated Stock Option and
Restricted Stock Plan..............   8,753,000            $15.83             $138,559,990           $34,640.00
-----------------------------------------------------------------------------------------------------------------
Total..............................  10,253,000            $15.83             $162,304,990           $40,576.25
-----------------------------------------------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low prices reported on the New York Stock Exchange of the registrant's common stock on August 15, 2001.

(2) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers (a) such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments and (b) an indeterminate amount of interests to be offered or sold pursuant to the employee stock purchase plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by Alliance Data Systems Corporation with the Securities and Exchange Commission and are incorporated herein by reference:

        (a) Final Prospectus dated June 7, 2001 filed pursuant to Rule 424(b) under the Securities Act of 1933.

        (b) Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

        (c) Current Report on Form 8-K filed on July 18, 2001.

        (d) The description of our common stock contained in the Registration Statement on Form 8-A filed March 15, 2001, as amended on June 1, 2001, pursuant to Section 12 of the Securities Exchange Act of 1934, including all amendments and reports filed for the purpose of updating such description.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

                                     EXPERTS

     The consolidated financial statements of Alliance Data Systems Corporation and subsidiaries for the eleven months ended December 31, 1998 and the years ended December 31, 1999 and 2000 incorporated by reference herein from the Company's Registration Statement on Form S-1 (File No. 333-94623) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Utilipro, Inc. and its subsidiaries for the years ended September 30, 1999 and 2000 incorporated by reference herein from the Company's Registration Statement on Form S-1 (File No. 333-94623) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     Audited financial statements included in subsequently filed documents which become incorporated by reference in this registration statement shall be incorporated herein by reference in reliance upon the report of the firm which audits such financial statements given upon their authority as experts in accounting and auditing, to the extent such firm has filed with the Commission a consent to such incorporation by reference.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our certificate of incorporation provides that we shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons whom we may indemnify under Delaware law.

     Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, I.E., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Our bylaws provide for indemnification by us of our directors, officers and certain non-officer employees under certain circumstances against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of

Alliance Data Systems if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Alliance Data Systems, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation also provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director shall be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors.

     Expenses for the defense of any action for which indemnification may be available may be advanced by us under certain circumstances. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses. Directors and officers are covered by liability insurance indemnifying them against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

     The following exhibits are filed as part of this registration statement:

     4.1 Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's registration statement on Form S-1 filed on March 3,
          2000).

     4.2 Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's registration statement on Form S-1 filed on March 3, 2000).

     4.3 First Amendment to the Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant's registration statement on Form S-1 filed on March 4,
          2001).

     5    Opinion of Cozen O'Connor.

     23.1 Consent of Deloitte & Touche LLP (with respect to our consolidated financial statements).

     23.2 Consent of Deloitte & Touche LLP (with respect to the consolidated financial statements of Utilipro, Inc.).

     23.3 Consent of Cozen O'Connor (contained in Exhibit 5).

     24   Power of Attorney (included on signature page).

     99.1 Alliance Data Systems Corporation and its Subsidiaries Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.10 of the Registrant's registration statement on Form S-1 filed on February 7,
          2001).

     99.2 Amendment No. 1 to the Alliance Data Systems Corporation and its Subsidiaries Employee Stock Purchase Plan.

     99.3 Amended and Restated Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Plan (incorporated by reference to Exhibit 10.34 of the Registrant's registration statement on Form S-1 filed on May 4, 2001).

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas, on August 20, 2001.


                                      ALLIANCE DATA SYSTEMS CORPORATION



                                      By:  /s/ J. MICHAEL PARKS
                                         -------------------------------------
                                         J. Michael Parks,
                                         Chairman of the Board, Chief
                                         Executive Officer and President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Michael Parks and Edward J. Heffernan and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                        CAPACITY                          DATE
             ---------                                        --------                          ----

/s/ J. MICHAEL PARKS                                Chairman of the Board, Chief          August 20, 2001
--------------------------------------                    Executive Officer
J. Michael Parks                                            and President
                                                   (principal executive officer)

/s/ EDWARD J. HEFFERNAN                          Executive Vice President and Chief       August 20, 2001
--------------------------------------              Financial Officer (principal
Edward J. Heffernan                                      financial officer)



                                       6

             SIGNATURE                                        CAPACITY                          DATE
             ---------                                        --------                          ----


/s/ MICHAEL D. KUBIC                                 Vice President, Corporate            August 20, 2001
--------------------------------------            Controller and Chief Accounting
Michael D. Kubic                                   Officer (principal accounting
                                                              officer)

/s/ BRUCE K. ANDERSON                                         Director                    August 20, 2001
--------------------------------------
Bruce K. Anderson

/s/ ROGER H. BALLOU                                           Director                    August 20, 2001
--------------------------------------
Roger H. Ballou

/s/ ANTHONY J. DENICOLA                                       Director                    August 20, 2001
--------------------------------------
Anthony J. deNicola

/s/ DANIEL P. FINKELMAN                                       Director                    August 20, 2001
--------------------------------------
Daniel P. Finkelman

/s/ KENNETH R. JENSEN                                         Director                    August 20, 2001
--------------------------------------
Kenneth R. Jensen

/s/ ROBERT A. MINICUCCI                                       Director                    August 20, 2001
--------------------------------------
Robert A. Minicucci

/s/ BRUCE A. SOLL                                             Director                    August 20, 2001
--------------------------------------
Bruce A. Soll

                                  EXHIBIT INDEX



EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------

4.1 Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's registration statement on Form S-1 filed on March 3,
               2000).

4.2 Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's registration statement on Form S-1 filed on March 3, 2000).

4.3 First Amendment to the Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant's registration statement on Form S-1 filed on March 4,
               2001).

5              Opinion of Cozen O'Connor.

23.1 Consent of Deloitte & Touche LLP (with respect to our consolidated financial statements).

23.2 Consent of Deloitte & Touche LLP (with respect to the consolidated financial statements of Utilipro, Inc.).

23.3           Consent of Cozen O'Connor (contained in Exhibit 5).

24 Power of Attorney (included on signature page of the registration statement).

99.1 Alliance Data Systems Corporation and its Subsidiaries Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.10 of the Registrant's registration statement on Form S-1 filed on February 7, 2001).

99.2 Amendment No. 1 to the Alliance Data Systems Corporation and its Subsidiaries Employee Stock Purchase Plan.

99.3 Amended and Restated Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Plan (incorporated by reference to Exhibit 10.34 of the Registrant's registration statement on Form S-1 filed on May 4, 2001).